     As filed with the Securities and Exchange Commission on June 14, 2000
                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------

                                 NETMANAGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                             ----------------------

            DELAWARE                           7372                    77-025226
(STATE OR OTHER JURISDICTION OF   (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)    CLASSIFICATION CODE NUMBER)   IDENTIFICATION NUMBER)

                          10725 NORTH DEANZA BOULEVARD
                            CUPERTINO, CA 95014-2030
                                 (408) 973-7171

              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)


                             1992 STOCK OPTION PLAN
                        1993 EMPLOYEE STOCK PURCHASE PLAN
                       1999 NONSTATUTORY STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                             ----------------------

                                    ZVI ALON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 NETMANAGE, INC.
                          10725 NORTH DEANZA BOULEVARD
                            CUPERTINO, CA 95014-2030
                                 (408) 973-7171

                             ----------------------

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                             ----------------------

                                    Copy to:
                            MICHAEL J. DANAHER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1050
                                 (650) 493-9300

                             ----------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.

                             ----------------------

                                             CALCULATION OF REGISTRATION FEE
=========================================================================================================================
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                 AMOUNT TO BE     OFFERING PRICE          AGGREGATE           AMOUNT OF
       SECURITIES TO BE REGISTERED               REGISTERED         PER SHARE         OFFERING PRICE     REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------
1992 Stock Option Plan
Common Stock, $0.01 par value
(options available for future grant)(1)....   2,200,000 shares        $2.81            $6,182,000.00          $1,632.05
-------------------------------------------------------------------------------------------------------------------------
1993 Employee Stock Purchase Plan
 Common Stock,  $0.01 par value(2).........   1,000,000 shares        $2.39            $2,390,000.00          $  630.96
-------------------------------------------------------------------------------------------------------------------------
1999 Nonstatutory Stock Option Plan
Common Stock, $0.01 par value
(options granted and outstanding)(3).......   3,361,617 shares        $3.70            $12,437,982.90         $3,283.63
-------------------------------------------------------------------------------------------------------------------------
1999 Nonstatutory Stock Option Plan
 Common Stock, $0.01 par value
 (options available for future grant)(1)...     638,383 shares        $2.81            $1,793,856.23          $  473.58
-------------------------------------------------------------------------------------------------------------------------
TOTAL REGISTRATION FEES                                                                                       $6,020.22
=========================================================================================================================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 1, 2000 because the price at which the options to be granted in the future may be exercised is not currently determinable.

(2) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) under the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on June 1, 2000 because the price at which the stock will be issued is not currently determinable. Pursuant to the 1993 Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of the Common Stock on the Subscription Date or the Purchase Date, whichever is lower. The Fair Market Value is defined as the closing price each day the market is open on either the Subscription Date or the Purchase Date, whichever price is lower.

(3) This computation is based upon the weighted average exercise price per share of $3.70 as to 3,361,617 outstanding but unexercised options to purchase Common Stock under the 1999 Nonstatutory Stock Option Plan.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended Dec. 31, 1999 dated March 30, 2000, filed pursuant to Rule 424(b)(4) under the Securities Act of 1933 on February 9, 2000.

     (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on August 2, 1993.

     (c) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Delaware law authorizes corporations to eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach or alleged breach of the directors' "duty of care." While the relevant statute does not change directors' duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. The statute has no effect on directors' duty of loyalty, acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, illegal payment of dividends and approval of any transaction from which a director derives an improper personal benefit.

     The Registrant has adopted provisions in its Certificate of Incorporation which eliminate the personal liability of its directors to the Registrant and its stockholders for monetary damages for breach or alleged breach of their duty of care. The Bylaws of the Registrant provide for indemnification of its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of the State of Delaware, the Registrant's state of incorporation, including those circumstances in which indemnification would otherwise be discretionary under Delaware Law. Section 145 of the General Corporation Law of the State of Delaware provides for indemnification in terms sufficiently broad to indemnify such individuals, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

     The Registrant has entered into agreements with each of its directors and executive officers to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See
Exhibit Index below).

ITEM 9. UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Cupertino, State of California on June 14, 2000.

                                        NETMANAGE, INC.

                                        By: /s/ ZVI ALON
                                           -------------------------------------
                                           Zvi Alon
                                           President, Chief Executive Officer
                                           and Chairman

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zvi Alon, Michael Peckham, and Kevin Vitale, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                          TITLE                        DATE
---------------------------   ----------------------------------     -------------
/s/ ZVI ALON                  President, Chief Executive Officer     June 14, 2000
---------------------------   and Chairman
Zvi Alon

/s/ MICHAEL PECKHAM           Chief Financial Officer and Senior     June 14, 2000
---------------------------   Vice President
Michael Peckham

/s/ KEVIN VITALE              Executive Vice President, Chief        June 14, 2000
---------------------------   Operating Officer
Kevin Vitale

/s/ WILLIAM FEICHTMANN        Corporate Controller                   June 14, 2000
---------------------------
William Feichtmann

/s/ JOHN BOSCH                Director                               June 14, 2000
---------------------------
John Bosch

                              Director
---------------------------
Uzia Galil

/s/ SHELLEY HARRISON, PH.D.   DIRECTOR                               June 14, 2000
---------------------------
Shelley Harrison, Ph.D.

         SIGNATURE                          TITLE                        DATE
---------------------------   ----------------------------------     -------------
/s/ DARRELL MILLER            Director                               June 14, 2000
---------------------------
Darrell Miller

/s/ ABRAHAM OSTROVSKY         Director                               June 14, 2000
---------------------------
Abraham Ostrovsky

                                INDEX TO EXHIBITS


EXHIBIT NUMBER                          EXHIBIT DOCUMENT
-------------- ------------------------------------------------------------
     4.1*      Certificate of Amendment of Certificate of Incorporation of
               NetManage, Inc.

     4.2**     Bylaws of Registrant

     4.3**     1992 Stock Option Plan

     4.4**     1993 Employee Stock Purchase Plan

     4.5***    1999 Nonstatutory Stock Option Plan

     5.1       Opinion of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation

    23.1       Consent of Arthur Andersen LLP (Independent Accountants)

    23.2       Consent of Wilson Sonsini Goodrich & Rosati, Professional
               Corporation (contained in Exhibit 5.1 hereto)

    24.1       Power of Attorney (Contained in Page II-4)

------------

  * Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form S-4 (No. 333-59101) dated July 17, 1998.

 ** Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form S-1 (No. 33-66460) dated July 24, 1993, as amended.

*** Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form 10-K (No. 000-22158) dated March 30, 2000.